    As filed with the Securities and Exchange Commission on November 13, 2000

                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                   DYAX CORP.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                                   04-3053198
                      (I.R.S. Employer Identification No.)

                               ONE KENDALL SQUARE
                         CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)

                           1995 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 HENRY E. BLAIR
                      President and Chief Executive Officer
                                   Dyax Corp.
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 225-2500
            (Name, Address and Telephone Number of Agent for Service)

                                 with copies to:

                           NATHANIEL S. GARDINER, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------
                                               Proposed   Proposed
                                               maximum    maximum
  Title of each class of                       offering   aggregate    Amount of
     securities to be      Amount to be        price per  offering    registration
        registered         registered(1)       share(2)   price(2)        fee
----------------------------------------------------------------------------------

Common Stock, $0.01
par value                  3,687,558 shares    $33.44    $123,311,940 $32,554.40
----------------------------------------------------------------------------------

(1)Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares common stock.
(2)Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1). The proposed maximum offering price per share indicated equals the average of the high and low prices of Dyax common stock on November 10, 2000 as reported by the Nasdaq National Market.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required by Part I is included in the documents sent or given to participants in the 1995 Equity Incentive Plan of Dyax Corp. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously filed with the Securities and Exchange Commission are incorporated by reference herein and shall be deemed as part hereof:

      (a) the prospectus contained in our registration statement on Form S-1 (File No. 333-37394) filed under the Securities Act of 1933, as amended, (the "Securities Act") on August 14, 2000, as it may be amended from time to time;

      (b) the Quarterly Report on Form 10-Q (File No. 000-24573) for the quarter ended September 30, 2000 filed on November 9, 2000; and

      (c) the description of our common stock contained in our Registration Statement on Form 8-A filed on August 2, 2000, including any amendment or report filed hereafter for the purpose of updating such description.

      All documents filed after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 and prior to the filing of a post-effective amendment that indicates that all shares of common stock offered hereunder have been sold or that deregisters all shares of common stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys' fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. In these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

      Article V of Dyax's By-laws provides that Dyax shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of Dyax, or is or was serving, or has agreed to serve, at the request of Dyax, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprises. The indemnification provided for in Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

      Section 145(g) of the Delaware General Corporation Law and Article V of By-laws of Dyax provide that the company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

      Dyax has entered into indemnification agreements with each of its directors and executive officers and has obtained insurance covering its directors and officers against losses and insuring Dyax against certain of its obligations to indemnify its directors and officers.

      Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

      Pursuant to the Delaware General Corporation Law, Section 7 of Article FIFTH of the Certificate of Incorporation of Dyax eliminates a director's personal liability for monetary damages to Dyax and its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of the director's duty of loyalty to Dyax or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      See the Exhibit Index immediately following the signature pages.

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)   To include any prospectus required by Section 10
(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final jurisdiction of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, as of November 13, 2000.

                                    DYAX CORP.


                                    By:   /s/ Henry E. Blair
                                       ---------------------------------------
                                       Henry E. Blair
                                       President and Chief Executive Officer

                              POWER OF ATTORNEY

      We, the undersigned officers and directors of Dyax Corp., hereby severally constitute and appoint Henry E. Blair, Gregory D. Phelps, Pamela Hay and Nathaniel S. Gardiner and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated.

         Signature                                  Title                       Date
        -----------                                -------                     ------

  /s/ Henry E. Blair                    President, Chief Executive        November 13, 2000
------------------------------------    Officer, and Chairman of the
Henry E. Blair                          Board of Directors (Principal
                                        Executive Officer)

  /s/ Stephen S. Galliker               Executive Vice President of       November 13, 2000
------------------------------------    Finance and Administration and
Stephen S. Galliker                     Chief Financial Officer
                                        (Principal Financial Officer)

  /s/ Gregory D. Phelps                 Director                          November 13, 2000
------------------------------------
Gregory D. Phelps

  /s/ Constantine E. Anagnostopoulos    Director                          November 13, 2000
------------------------------------
Constantine E. Anagnostopoulos

  /s/ James W. Fordyce                  Director                          November 13, 2000
------------------------------------
James W. Fordyce

  /s/ Thomas L. Kempner                 Director                          November 13, 2000
------------------------------------
Thomas L. Kempner

  /s/ Henry R. Lewis                    Director                          November 13, 2000
------------------------------------
Henry R. Lewis

                                        Director                          November 13, 2000
------------------------------------
John W. Littlechild



                                        Director                          November 13, 2000
------------------------------------
Alix Marduel

  /s/ David J. Mclachlan                Director                          November 13, 2000
------------------------------------
David J. McLachlan

                                EXHIBIT INDEX


  EXHIBIT
  NUMBER          DESCRIPTION
  ------          -----------

    4.1     Restated Certificate of Incorporation of Dyax Corp.  Filed as
            Exhibit 3.1 to our Quarterly Report on Form 10-Q for the period ended September 30, 2000 (File No. 000-24537) and incorporated herein by reference.
    4.2 Amended and Restated By-laws of Dyax Corp. Filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the period ended September 30, 2000 (File No. 000-24537) and incorporated herein by reference.
    5.1     Opinion of Palmer & Dodge LLP.  Filed herewith.
   23.1     Consent of PricewaterhouseCoopers LLP.  Filed herewith.
   23.2     Consent of Palmer & Dodge LLP. Included in the opinion filed as
            Exhibit 5.1.
   24.1     Power of Attorney.  Included on the signature page hereto.